UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 11, 2023 (July 6, 2023)

BlueLinx Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32383	77-0627356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1950 Spectrum Circle, Suite 300, Marietta, Georgia	30067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (770) 953-7000

_________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2023, BlueLinx Holdings Inc. (the “Company”) announced that Kelly C. Janzen, Senior Vice President, Chief Financial Officer and Treasurer, informed the Company that she will resign, effective August 31, 2023, to pursue other opportunities, and that effective July 17, 2023, R. Andrew Wamser, Jr. will join the Company as its Senior Vice President and Chief Financial Officer-Elect. Ms. Janzen will cease to serve as Senior Vice President, Chief Financial Officer and Treasurer of Company effective August 4, 2023, at which time Mr. Wamser will assume the role of Senior Vice President and Chief Financial Officer, and thereafter Ms. Janzen will continue to provide advisory and transition services to the Company through August 31, 2023.

Appointment of R. Andrew Wamser, Jr.

Mr. Wamser, age 49, was the Executive Vice President and Chief Financial Officer of Mativ Holdings, Inc. (formerly SWM Intl), a specialty materials manufacturer, from March 2018 through March 2023, and served as Co-Chief Financial Officer of Mativ Holdings from February 2018 to March 2018. Prior to joining Mativ, Mr. Wamser served as Vice President, Finance; Investor Relations and Treasurer of AutoNation, Inc., the largest automotive retailer by revenue in the U.S. Prior to that, Mr. Wamser served as Managing Director, Investment Banking; Diversified Industrial Group of Barclays Capital Plc, now known as Barclays Investment Bank. He also previously held other investment banking roles at Barclays Capital and UBS Investment Bank.

In connection with his appointment, the Company and Mr. Wamser entered into an employment agreement, dated July 6, 2023 and effective as of July 17, 2023, under which he will receive an annual base salary of $575,000. Mr. Wamser will also participate in the Company’s Short-Term Incentive Plan with a total annual cash target bonus opportunity of 80% of his base salary. He will also receive a sign-on equity award of time-based restricted stock units having an aggregate value equal to $1,000,000 as of the date of grant, with such awards vesting ratably over three years. He will also be eligible for future annual equity grants under the Company’s Long-Term Incentive Plan which, for 2023, will include awards of restricted stock units with an aggregate value of no less than 125% of his base salary as of the date of the award. Mr. Wamser will be eligible to receive a separation benefit of 100% of his annual base salary, the pro-rated portion of his target bonus, and one year of continued healthcare coverage if he is terminated without “cause” or resigns from the Company voluntarily for “good reason”, and will receive a separation benefit of 200% of his annual base salary, the pro-rated portion of his target bonus to be calculated in accordance with the stated terms of his employment agreement, 18 months of continued healthcare coverage, and accelerated vesting of his time-based equity awards (unless the agreements for such awards, or the applicable equity award plan, provides otherwise) in the event of a qualifying termination following a “change in control” of the Company, in each case subject to Mr. Wamser’s execution of a release of claims against the Company. Mr. Wamser also will be entitled to certain other perquisites available to executives of the Company. The agreement also contains customary employment terms and conditions, and in-term and post-term restrictive covenants applicable to Mr. Wamser.

There are no family relationships between Mr. Wamser and any Company director or executive officer, and no arrangements or understandings between Mr. Wamser and any other person pursuant to which he was selected as an officer. Mr. Wamser is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Resignation of Kelly C. Janzen

In connection with Ms. Janzen’s resignation, the Company and Ms. Janzen entered into a transition agreement, dated July 6, 2023, pursuant to which, among other things, Ms. Janzen will continue to serve in the role of Senior Vice President, Chief Financial Officer and Treasurer, until August 4, 2023, and thereafter she will cease to serve as an officer of the Company and will provide advisory and transition services through August 31, 2023 (the “Termination Date”). The transition agreement, and Ms. Janzen’s employment agreement dated March 2, 2020, will govern her employment with the Company through August 3, 2023, and thereafter her employment shall be governed by the terms of the transition agreement, except as otherwise stated therein. Pursuant to the transition agreement, Ms. Janzen agreed that any payments and benefits due to her pursuant to the transition agreement will be made in lieu of any payments, severance or other benefits described in the employment agreement.

Under the transition agreement, the Company has agreed to (i) pay Ms. Janzen two-thirds of her target 2023 short-term incentive bonus under the Company’s Short-Term Incentive Plan for fiscal year 2023 and (ii) ensure that 4,369 of Ms. Janzen’s time-based restricted stock units that are scheduled to vest in fiscal year 2024, and 1,339 of Ms. Janzen’s time-based restricted stock units that are scheduled to vest in fiscal year 2025, will vest on the Termination Date.

Also, pursuant to the transition agreement, the Company will pay Ms. Janzen her base salary and reimbursable expenses through the Termination Date, and will continue to provide Ms. Janzen with director and officer liability coverage for six years following the Termination Date.

Payments and benefits under the transition agreement are conditioned upon Ms. Janzen’s execution and non-revocation of a customary general release of claims. In addition, under the transition agreement, Ms. Janzen confirmed the continued effectiveness of the existing restrictive covenants applicable to her under her employment agreement and her existing noncompetition agreement, subject to certain modifications of the confidentiality obligations of the terms of her employment agreement.

Additional Information

Additional information about the benefit plans and programs described in this Item 5.02, and other plans and programs generally available to the Company’s executive officers, is included in the Company’s Definitive Proxy Statement for the 2023 annual meeting of its stockholders filed with the Securities and Exchange Commission on April 19, 2023.

The descriptions of Mr. Wamser’s employment agreement and Ms. Janzen’s transition agreement set forth under this Item 5.02 do not purport to be complete and are qualified in its entirety by reference to Mr. Wamser’s employment agreement and Ms. Janzen’s transition agreement, respectively, which will be filed by the Company as exhibits to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

Ms. Janzen’s resignation is not due to any conflicts with the Company’s Board of Directors or management team regarding the Company’s financial reporting or accounting principles or practices.

Item 7.01	Regulation FD Disclosure

On July 11, 2023, the Company issued a press release announcing the resignation of Ms. Janzen and the appointment of Mr. Wamser as Senior Vice President, Chief Financial Officer-Elect. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, is not subject to the liabilities of that section and is not deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits:

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

99.1	Press Release of BlueLinx Holdings Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueLinx Holdings Inc.

Dated: July 11, 2023	By:	/s/ Shyam K. Reddy
Shyam K. Reddy
President and Chief Executive Officer